SERVICE AGREEMENT

         THIS AGREEMENT dated for reference the 15th day of May, 2006

BETWEEN:          1112294 Alberta Ltd.
                           c/o Manny Dhinsa
                           1725 - 65th Street
                           Edmonton, Alberta
                           T6L 1N1
                           (the "Service Provider")


AND:                       Strata Oil & Gas Inc.
                           #408- 918 16th Ave NW
                           Calgary, Alberta
                           T2M O3K
                           (the "Company")

WHEREAS:

A. The Company is a Canadian corporation in the business of oil and gas exploration; and
B. The Company desires to develop a oil and gas property exploration programs; and
C. The Company desires to retain the services of the Service Provider in the capacity pursuant to the terms hereof; and
D.       The Service  Provider is an oil and gas services  business,  and
E. The Service Provider is owned and controlled by Manny Dhinsa who currently serves as the Company's Chairman, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1. ENGAGEMENT AND DURATION: The Company hereby engages the Service Provider to provide the services referred to in
                  Section 3 hereof for the consideration hereinafter set forth and the Service Provider hereby accepts such engagement by the Company, all upon and subject to the terms and conditions of this Agreement.



2. TERM: The Service Provider's engagement shall be for an indefinite term and may only be terminated with one month's written notice by either party. This agreement doe not provide for severance or termination benefits of any kind.

3.                DUTIES: The Service Provider will utilize its expertise to:
(a) Manage, plan and oversee all aspects of the Company's oil and gas exploration programs; and
(b) Continue to serve as the Company's Chairman, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director.

4.                COMPENSATION:

4.1 Compensation: In consideration for the services of the Service Provider to be provided to the Company under this agreement, the Company will:
(a) Pay the Service Provider a monthly rate of CDN$10,000 per month plus applicable Goods and Services Taxes. In addition, the Company shall reimburse the Service Provider for expenses incurred on behalf of the Company.

4.2      Payment Terms
(a) The monthly payment and expenses are to be invoiced to the Company by the Service Provider. The Company will promptly pay the Service Provider for all reasonable invoices submitted to the Company.

   5. CONFIDENTIALITY AND NON-DISCLOSURE:The Service Provider agrees on behalf of himself that any information provided to him by the Company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement or as directed by legal or regulatory authority.

   6. WAIVER: No consent or waiver, express or implied, by any party to this Agreement of any breach or default by the other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party's performance or in the terms, covenants and conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter.

   7. NOTICES: Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or delivered by courier to the address of the parties set out on the first page of this Agreement. Any notice shall be deemed to have been received when delivered. Each party to this Agreement may change its address by giving written notice of such change in this manner provided for above.

8. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the province of Alberta and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The parties hereto hereby submit to the jurisdiction of the courts of Alberta.

9. SEVERABILITY: If any provision of this Agreement for any reason by declared invalid, such declaration shall not effect the validity of any remaining portion of the Agreement, which remaining portion remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

10. ENTIRE AGREEMENT: This Agreement, hereto constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in this Agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein.
         This Agreement cannot be amended or supplemented except by a written agreement executed by both parties hereto. This agreement supersedes any and all previous agreements between the Service Provider and the Company.

11. INTERPRETATION: Any reference to gender includes all genders, and the singular includes the plural and the body corporate. No provision of this Agreement shall be construed against any party by virtue of that party having drafted and prepared this Agreement; it being acknowledged and agreed that both parties participated in the negotiation, drafting and preparation of this Agreement. All headings are inserted for reference only.

12. COUNTERPARTS: This Agreement may be executed in counterparts together shall constitute one and the same instrument.



IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date set out on the first page of this Agreement.



Per: 1112294 Alberta Ltd.

Authorized Signatory

/s/ Manny Dhinsa
---------------------------------------
Per: Manny Dhinsa


Strata Oil & Gas Inc.
On Behalf of the Board

Authorized Signatory

/s/ Scott Praill
---------------------------------------
Per:  Scott Praill